                                                                       EXHIBIT 4

--------------------------------------------------------------------------------

                         LOUISIANA-PACIFIC CORPORATION

                                      and

                         BANK ONE TRUST COMPANY, N.A.


                                    Trustee


                      Third Supplemental Trust Indenture

                          Dated as of August 13, 2001

                          Supplementing that certain

                                   Indenture

                           Dated as of April 2, 1999


                   Authorizing the issuance and delivery of

                           Senior Subordinated Notes

        Consisting of up to $300,000,000 aggregate principal amount of

                  10.875% Senior Subordinated Notes due 2008


                With $200,000,000 aggregate principal amount of

                  10.875% Senior Subordinated Notes due 2008

                 Being issued and delivered on the date hereof

--------------------------------------------------------------------------------

                               Table of Contents

                                                                                                     Page
RECITALS.............................................................................................  1

[Form of Face of Security]...........................................................................  2

[Form of Reverse of Security]........................................................................  3

ARTICLE I.      ISSUANCE OF SENIOR SUBORDINATED NOTES................................................  8
     Section 1.1.    Issuance of Senior Subordinated Notes; Principal Amount; Maturity...............  8
     Section 1.2.    Interest on the Senior Subordinated Notes; Payment of Interest..................  8
     Section 1.3.    Execution, Authentication and Delivery of Securities............................  9
     Section 1.4.    Depository......................................................................  9

ARTICLE II.     CERTAIN DEFINITIONS..................................................................  9
     Section 2.1.    Certain Definitions.............................................................  9

ARTICLE III.    CERTAIN COVENANTS....................................................................  26
     Section 3.1.    Limitation on Liens.............................................................  26
     Section 3.2.    Limitation on Sale and Lease-Back Transactions..................................  26
     Section 3.3.    Offer to Repurchase upon Change of Control......................................  27
     Section 3.4.    Asset Sale......................................................................  29
     Section 3.5.    Limitation on Layering..........................................................  32
     Section 3.6.    Reports.........................................................................  32
     Section 3.7.    Stay, Extension and Usury Laws..................................................  32
     Section 3.8.    Payment Office..................................................................  33
     Section 3.9.    Restricted Payments.............................................................  33
     Section 3.10.   Incurrence of Indebtedness and Issuance of Preferred Stock......................  36
     Section 3.11.   Dividend and Other Payment Restrictions Affecting Subsidiaries..................  39
     Section 3.12.   Designation of Restricted and Unrestricted Subsidiaries.........................  41
     Section 3.13.   Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries  42
     Section 3.14.   Transactions with Affiliates....................................................  42
     Section 3.15.   Payments for Consent............................................................  44
     Section 3.16.   Compliance Certificate..........................................................  44

ARTICLE IV.     ADDITIONAL AND MODIFIED EVENTS OF DEFAULT............................................  44
     Section 4.1.    Additional and Modified Events of Default.......................................  44

ARTICLE V.      DEFEASANCE...........................................................................  47
     Section 5.1.    Applicability of Article V of the Indenture.....................................  47

ARTICLE VI.     REDEMPTION OF SENIOR SUBORDINATED NOTES..............................................  48
     Section 6.1.    Right of Redemption.............................................................  48

ARTICLE VII.    SUBORDINATION........................................................................  49
     Section 7.1.    Agreement to Subordinate........................................................  49
     Section 7.2.    Liquidation; Dissolution; Bankruptcy............................................  49

     Section 7.3.    Default on Designated Senior Debt...............................................  49
     Section 7.4.    Acceleration of Notes...........................................................  51
     Section 7.5.    When Distribution Must Be Paid Over.............................................  51
     Section 7.6.    Notice by Company...............................................................  51
     Section 7.7.    Subrogation.....................................................................  51
     Section 7.8.    Relative Rights.................................................................  51
     Section 7.9.    Subordination May Not Be Impaired by Company....................................  52
     Section 7.10.   Distribution or Notice to Representative........................................  52
     Section 7.11.   Rights of Trustee and Paying Agent..............................................  53
     Section 7.12.   Trust Moneys Not Subordinated...................................................  53
     Section 7.13.   Authorization to Effect Subordination...........................................  53

ARTICLE VIII.   AMENDMENT AND RESTATEMENT OF ARTICLE XI OF THE iNDENTURE.............................  53
     Section 8.1.    Amendment and Restatement.......................................................  53

ARTICLE IX.     MISCELLANEOUS........................................................................  54
     Section 9.1.    Reference to and Effect on the Indenture........................................  54
     Section 9.2.    Supplemental Indentures and Certain Actions.....................................  54
     Section 9.3.    Waiver of Certain Covenants.....................................................  55
     Section 9.4.    No Personal Liability of Directors, Officers, Employees and Stockholders........  55
     Section 9.5.    Duties of Trustee...............................................................  55
     Section 9.6.    Supplemental Indenture May be Executed In Counterparts..........................  55
     Section 9.7.    Effect of Headings..............................................................  55

          Third Supplemental Indenture, dated as of August 13, 2001 (the "Supplemental Indenture"), between Louisiana-Pacific Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), a national banking association duly incorporated under the laws of the United States of America, as Trustee (the "Trustee"), supplementing that certain Indenture, dated as of April 2, 1999, between the Company and the Trustee (the "Indenture").

                                   RECITALS

          A. The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of its unsecured debentures, notes, or other evidences of indebtedness (the "Securities") to be issued in one or more series as provided for in the Indenture.

          B. The Indenture provides that the Securities of each series shall be in substantially the form set forth in the Indenture, or in such other form as may be established by or pursuant to a Board Resolution or in one or more indentures supplemental thereto, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture, and may have such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

          C. The Company and the Trustee have agreed that the Company shall issue and deliver, and the Trustee shall authenticate, Securities denominated "10.875% Senior Subordinated Notes due 2008" (the "Senior Subordinated Notes") pursuant to the terms of this Supplemental Indenture and substantially in the form set forth below, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture and this Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Senior Subordinated Notes, as evidenced by their execution of such Senior Subordinated Notes.

                          [Form of Face of Security]

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary or a nominee thereof, and no such transfer may be registered, except in the limited circumstances described in the Indenture. Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Security shall be a Global Security subject to the foregoing, except in such limited circumstances.

                         LOUISIANA-PACIFIC CORPORATION

                   10.875% Senior Subordinated Note due 2008

No. ________                                                           $________
Cusip No.  __________

          Louisiana-Pacific Corporation, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $________ on November 15, 2008 and to pay interest thereon from August 13, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on May 15 and November 15 of each year, commencing on May 15, 2002, at the rate of 10.875% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in said Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Subject, in the case of any Global Security, to any applicable requirement of the Depositary, payment of the principal of and interest and premium, if any, on this Security shall be made at the office or agency of the Company maintained for the purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register.

          Reference is hereby made to the further provisions set forth on the reverse hereof. Such provisions shall for all purposes have the same effect as though fully set forth in this place.

          This Security shall not be valid or become obligatory for any purpose until the certificate of authentication herein has been signed manually by the Trustee under said Indenture.

          In Witness Whereof, this instrument has been duly executed in accordance with the Indenture.

                                         LOUISIANA-PACIFIC CORPORATION


Date Issued:                             By:
                                             ----------------------------

Attest:


By:
    ----------------------------

                         [Form of Reverse of Security]

                         Louisiana-Pacific Corporation

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of April 2, 1999 (herein called the "Indenture"), between the Company and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago) as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $300,000,000, of which $200,000,000 are Initial Senior Subordinated Notes and up to $100,000,000 aggregate principal amount may be issued as Additional Senior Subordinated Notes.

          Upon the occurrence of a Change of Control, the Company is required to offer to repurchase the Securities of this series at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the Change of Control Payment Date, but interest installments with a Stated Maturity on or prior to such Change of Control Payment Date shall be payable to the Holders of such Securities of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

          In addition, in the event of an Asset Sale that requires the repurchase of Securities of this series pursuant to Section 3.4 of the Supplemental Indenture with respect thereto, the Company will be required to apply such Excess Proceeds to the repayment of the Securities of this series and any such other Indebtedness that is pari passu with the Securities of this series containing provisions similar to those set forth in the Supplemental Indenture with respect to the Securities of this series with respect to offers to purchase or redeem with the proceeds of sales of assets, in accordance with the procedures set forth in the Indenture.

          In the event of the repurchase of this Security in part only, a new Security or Securities of this series and of like tenor for the portion hereof not so repurchased shall be issued in the name of the Holder hereof upon the cancellation hereof.

          At any time prior to November 15, 2005, the Securities of this series are redeemable, in whole or in part, at the option of the Company at any time and from time to time, on not less than 30 or more than 60 days' prior notice mailed to the Holders of the Securities of this series, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities of this series to be redeemed and (ii) as determined by a Quotation Agent, the sum of the present values of the Remaining Scheduled Payments thereon discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points, together in either case with accrued and unpaid interest thereon to the Redemption Date.

          In addition to the optional redemption right of the Company set forth above, at any time and from time to time prior to November 15, 2004, the Company may redeem in the aggregate up to 35% of the original principal amount of the Securities of this series (including Additional Senior Subordinated Notes) issued under the Indenture, at a Redemption Price of 110.875% (expressed as a percentage of principal amount), plus accrued and unpaid interest thereon to the Redemption Date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

     (i) at least 65% of the original principal amount of the Securities of this series (including Additional Senior Subordinated Notes) issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company and its Subsidiaries); and

     (ii) the redemption occurs within 45 days of the date of the closing of such Public Equity Offering.

          On or after November 15, 2005, the Company shall have the option to redeem all or a part of the Securities of this series upon not less than 30 nor more than 60 days' notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable Redemption Date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

             Year                                                        Percentage
             ----                                                        ----------
             2005....................................................... 105.438%
             2006....................................................... 102.719%
             2007 and thereafter........................................ 100.000%

          "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such Redemption
Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

          "Comparable Treasury Issue" means the United States Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the Securities of this series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series.

          "Comparable Treasury Price" means, with respect to any Redemption Date, the (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

          "Quotation Agent" means the Reference Treasury Dealer appointed by the Trustee after consultation with the Company.

          "Reference Treasury Dealer" means (i) Goldman, Sachs & Co. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall designate as a substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

          "Remaining Scheduled Payments" means, with respect to each Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date but for such redemption, except that, if such Redemption Date is not an interest payment date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon shall be reduced by the amount of interest accrued thereon to such Redemption Date.

          On and after any Redemption Date, interest will cease to accrue on the Securities of this series or any portion thereof called for redemption. Prior to any Redemption Date, the Company shall deposit with a paying agent money sufficient to pay the Redemption Price of and accrued interest on the Securities to be redeemed on such date. If less than all the Securities of this series are to be redeemed, the Securities to be redeemed shall be selected by the Trustee as follows: (i) if the Securities of this series are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Securities of this series are listed, or (ii) if the Securities of this series are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. In the event of a redemption of this Security in part only, a new Security or Securities of this series will be issued in the name of the Holder hereof upon cancellation hereof.

          The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness of this Security or (b) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Certain events of bankruptcy and insolvency are Events of Default which will result in the Securities of this series being due and payable immediately upon the occurrence of such Events of Default.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request and shall have failed to institute such proceeding for 60 calendar days after receipt of such notice, request, and offer of indemnity. The foregoing shall apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register; upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

          The Securities of this series are subordinated to Senior Debt, as defined in the Indenture. To extent provided in the Indenture, Senior Debt must be paid before the Securities of this series may be paid. Each Holder, by accepting a Security of this series, agrees to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

          Unless this Security is presented by an authorized representative of The Depositary Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange, or payment, and any Security issued upon registration of transfer of, or in exchange for or in lieu of, this Security is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and payment hereon is made to Cede & Co., any transfer, pledge, or other use hereof for value or otherwise by or to any person is wrongful because the registered owner hereof, Cede & Co. has an interest herein.

          All terms used in this Security that are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

          D. The Trustee's certificate of authentication shall be in substantially the following form:

                    Trustee's Certificate Of Authentication

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:
      ------------------------------

                              Bank One Trust Company, N.A.,
                              as Trustee


                              By:
                                 ------------------------------
                                 Authorized Officer

          E. All acts and things necessary to make the Senior Subordinated Notes, when the Senior Subordinated Notes have been executed by the Company and authenticated by the Trustee and delivered as provided in the Indenture and this Supplemental Indenture, the valid, binding, and legal obligations of the Company and to constitute these present a valid indenture and agreement according to its terms, have been done and performed, and the execution and delivery by the Company of the Indenture and this Supplemental Indenture and the issue hereunder of the Initial Senior Subordinated Notes have in all respects been duly authorized; and the Company, in the exercise of legal right and power in it vested, has executed and delivered the Indenture and is executing and delivering this Supplemental Indenture and proposes to make, execute, issue, and deliver the Initial Senior Subordinated Notes.

          Now Therefore, This Supplemental Indenture Witnesseth:

          In order to declare the terms and conditions upon which the Senior Subordinated Notes are authenticated, issued, and delivered, and in consideration of the premises and of the purchase and acceptance of the Senior Subordinated Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of the respective Holders from time to time of the Senior Subordinated Notes, as follows:

               ARTICLE I. ISSUANCE OF SENIOR SUBORDINATED NOTES.

Section 1.1. Issuance of Senior Subordinated Notes; Principal Amount;
Maturity.

          (a) On August 13, 2001 the Company shall issue and deliver to the Trustee, and the Trustee shall authenticate, Initial Senior Subordinated Notes substantially in the form set forth above, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by the Indenture and this Supplemental Indenture, and with such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Senior Subordinated Notes, as evidenced by their execution of such Senior Subordinated Notes.

          (b) The Senior Subordinated Notes shall be issued in the aggregate principal amount of up to $300,000,000, of which $200,000,000 shall be Initial Senior Subordinated Notes and up to $100,000,000 of which may be issued as Additional Senior Subordinated Notes. The Senior Subordinated Notes shall mature on November 15, 2008. Prior to authenticating any Additional Senior Subordinated Notes, the Company shall deliver to the Trustee an Officer's Certificate stating that such issuance is permitted by
     Section 3.10 hereof.

Section 1.2. Interest on the Senior Subordinated Notes; Payment of Interest.

          (a) The Senior Subordinated Notes shall bear interest at the rate of 10.875% per annum from August 13, 2001, except in the case of Senior Subordinated Notes delivered pursuant to Sections 2.05 or 2.07 of the Indenture, which shall bear interest from the most recent Interest Payment Date to which interest has been paid or duly provided for, and except for Additional Senior Subordinated Notes, which shall bear interest from the date of their issuance, until the principal thereof is paid or made available for payment. Such interest shall be payable semiannually on May 15 and November 15 of each year, commencing May 15, 2002.

          (b) The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name a Senior Subordinated Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name the Senior Subordinated Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Subordinated Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          (c) Subject, in the case of any Global Security, to any applicable requirements of the Depositary, payment of the principal of and interest and premium, if any, on the Senior Subordinated Notes shall be made at the office or agency of the Company maintained for the purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register.

Section 1.3. Execution, Authentication and Delivery of Securities.

          The Senior Subordinated Notes shall be executed on behalf of the Company by the Chairman or any Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President of the Company and attested by the Treasurer, the Secretary, any Assistant Treasurer, or any Assistant Secretary of the Company, in each case by either manual or facsimile signature.

Section 1.4. Depository.

          The Company initially appoints The Depository Trust Company to act as Depository with respect to the Senior Subordinated Notes.

                       ARTICLE II. CERTAIN DEFINITIONS.

Section 2.1. Certain Definitions.

          The terms defined in this Section 2.1 (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires) for all purposes of this Supplemental Indenture and of any indenture supplemental hereto have the respective meanings specified in this
Section 2.1. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. Unless defined herein, all other terms used in this Supplemental Indenture that are defined in the Indenture or the Trust Indenture Act, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this Supplemental Indenture otherwise requires), have the respective meanings assigned to such terms in the Indenture or the Trust Indenture Act, as the case may be, as in force at the date of this Supplemental Indenture as originally executed.

          "Acquired Debt" means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and (b) Indebtedness secured by a Lien encumbering any assets acquired by such specified Person (provided that if such Indebtedness is not Indebtedness of such Person, it will constitute Acquired Debt only to the extent of the lesser amount of such Indebtedness and the aggregate value, as determined by the Board of Directors of the Company in good faith (which determination will be conclusive and binding), of the assets so acquired and subject to such Lien).

          "Additional Senior Subordinated Notes" means up to $100,000,000 aggregate principal amount of Senior Subordinated Notes (other than the Initial Senior Subordinated Notes) issued under the Indenture, in accordance with the terms of the Indenture and this Supplemental Indenture and subject to compliance with Section 3.10 of this Supplemental Indenture, as part of the same series as the Initial Senior Subordinated Notes.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

          "Asset Sale" means: (a) the sale, lease or other disposition of any assets, other than sales and other dispositions of inventory in the ordinary course of business and sales, leases or other dispositions consummated while the Rating Condition is satisfied; provided that the sale, lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, shall be governed by the provisions of Sections
3.3 hereof or Article XI of the Indenture (as modified hereby) and not by the provisions of Section 3.4 hereof; and (b) the issuance of Equity Interests by any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

          Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales: (i) any single transaction or series of related transactions that involves assets having an aggregate fair market value of less than $10 million; (ii) any transaction between or among the Company and one or more of its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary in connection with such transaction) or between or among two or more Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary in connection with such transaction); (iii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (iv) any sale, lease or other disposition of equipment, accounts receivable or other assets in the ordinary course of business; (v) any sale, lease or other disposition of obsolete equipment or other assets that are no longer being used by the Company or any of its Restricted Subsidiaries that are sold, leased or disposed of in each case in the ordinary course of business;
(vi) any sale or other disposition of cash or Cash Equivalents; (vii) any sale or other disposition of accounts receivable and related assets or interests therein of the type specified in the definition of "Qualified Receivables Transaction" to or by a Receivables Entity; (viii) any Restricted Payment or Permitted Investment that is permitted by Section 3.9 hereof; and (ix) any sale or disposition that may be deemed to occur in connection with the creation of, or exercise of remedies in respect of, a Permitted Lien.

          "Attributable Debt" in respect of a sale and leaseback transaction, means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

          "Board of Directors" means, as the context may require, (a) with respect to a corporation, the board of directors of the corporation; (b) with respect to a partnership, the board of directors of the general partner of the partnership; and (c) with respect to any other Person, the board or a committee of such Person serving a similar function.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means (a) United States dollars; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thomson Bank Watch Rating of "B" or better; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper having the highest rating obtainable from either Moody's or S&P and, in each case maturing within six months after the date of acquisition; and
(f) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.

          "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Section 13(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under Exchange Act), directly or indirectly, of more than 50% of the total Voting Stock of the Company; (b) the Company consolidates with, or merges with or into, another Person, or another Person consolidates with, or merges with or into, the Company, in either case pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities, or other property, other than any such transaction where (i) immediately after such transaction no "person" or "group" (as such terms are used in Section 13(d) of the Exchange Act) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), of more than 50% of the total Voting Stock (or comparable equity securities) of the Person created by or surviving such transaction and (ii) the holders of a majority of the total Voting Stock of the Company immediately prior to such transaction hold, immediately following such transaction, a majority of the total Voting Stock (or comparable equity securities) of the Person created by or surviving such transaction; (c) the sale, assignment, conveyance, transfer, lease or other disposition, in one or more related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries as a whole to any "person" or "group" (as such terms are used in Section 13(d) of the Exchange
Act); (d) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (e) the adoption by the Company's Board of Directors or the holders of a majority of the Company's outstanding common stock of a plan providing for the dissolution or liquidation of the Company. Notwithstanding the foregoing, a transaction effected to create a holding company of the Company will not be deemed to involve a Change of Control if (1) pursuant to such transaction the Company becomes a wholly owned Subsidiary of such holding company and (2) the holders of the Voting Stock of such holding company immediately following such transaction are substantially the same as the holders of Voting Stock of the Company immediately prior to such transaction.

          "Commodity Price Protection Obligation" means, with respect to any specified Person, the obligations of such Person under any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent on, fluctuations in commodity prices entered into in the ordinary course of business for valid business purposes and not for speculative purposes.

          "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

          (a) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with any sale or other disposition of assets, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (b) an amount equal to any non-cash loss related to assets and liabilities transferred under contractual arrangements recorded pursuant to SEC Staff Accounting Bulletin No. 30, to the extent such loss was deducted in computing such Consolidated Net Income; plus

          (c) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (d) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (e) depreciation, amortization and depletion or cost of fee timber harvested (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization, depletion or cost of fee timber harvested and other non-cash charges and expenses were deducted in computing such Consolidated Net Income; minus

          (f) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;

in each case, without duplication, on a consolidated basis and determined in accordance with GAAP.

          Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation, amortization and depletion or cost of fee timber harvested and other non-cash charges and expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and would not be prohibited, directly or indirectly, by the operation of the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

          "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that: (a) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary of the specified Person; (b) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, is prohibited, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; (c) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (d) the cumulative effect of a change in accounting principles shall be excluded; (e) all extraordinary, unusual or nonrecurring gains and losses (including without limitation any one-time costs incurred in connection with acquisitions) (together with any related provision for taxes) shall be excluded; (f) any gain or loss (together with any related provision for taxes) realized upon the sale or other disposition of any property, plant or equipment of the Company or its Restricted Subsidiaries (including pursuant to any sale and leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss (together with any related provision for taxes) realized upon the sale or other disposition by the Company or any Restricted Subsidiary of any Capital Stock of any Person or any Assets Sale shall be excluded; and (g) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

          "Consolidated Net Tangible Assets" means total assets (less accumulated depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under GAAP) after deducting therefrom (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount, organization expenses and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with GAAP.

          "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of (a) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date; plus (b) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock.

          "Credit Agreement" means collectively, (a) that certain Credit Agreement, dated as of January 31, 1997, by and among the Company and Louisiana-Pacific Canada, Ltd., Bank of America, N.A. and other financial institutions a party thereto, providing for up to $300 million of borrowings (and, if obtained, the New Domestic Revolving Credit Facility replacing such facility), and (b) that certain Credit Agreement, dated January 15, 1997, by and among the Company, Louisiana-Pacific Canada, Ltd., and Royal Bank of Canada (and, if obtained, the New Canadian Revolving Credit Facility replacing such facility), including in each case related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time (including successive amendments, modifications, renewals, refundings, replacements or refinancings).

          "Credit Facilities" means, one or more credit facilities (including without limitation the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including successive amendments, modifications, renewals, refundings, replacements or refinancings).

          "Currency Hedging Obligations" means with respect to any specified Person, the obligations of such Person under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect against the fluctuations in currency values entered into in the ordinary course of business for valid business purposes and not for speculative purposes.

          "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

          "Designated Senior Debt" means (a) Senior Debt outstanding under the Credit Agreement and all Obligations of the Company outstanding under the Support Agreement; and (b) any other Senior Debt permitted under the Indenture and this Supplemental Indenture, the principal amount of which is $25 million or more and that has been designated by the Company as "Designated Senior Debt."

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the occurrence of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Subordinated Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 3.9 hereof.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Existing Indebtedness" means all existing Indebtedness of the Company and its Restricted Subsidiaries in existence on the date of this Supplemental Indenture, other than Indebtedness under the Credit Agreement.

          "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including without limitation amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

          (b) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (c) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

          (d) the product of (i) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

provided, that the Company's Obligations under the Support Agreement will not constitute a Guarantee for purposes of clause (c) above.

          "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of calculating the Fixed Charge Coverage
Ratio:

          (a) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (c) of the proviso set forth in the definition of Consolidated Net Income;

          (b) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded;

          (c) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

          (d) the consolidated interest expense attributable to interest on any Indebtedness computed on a pro forma basis and (i) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (ii) that was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate;

          (e) the consolidated interest expense attributable to interest on any working capital borrowings under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such working capital borrowings during the applicable period; and

          (f) acquisitions and dispositions that have been made by any Person that has become a Restricted Subsidiary of the Company or been merged with or into the Company or any Restricted Subsidiary of the Company during the four-quarter reference period, or subsequent to the four-quarter reference period but prior to the Calculation Date, shall be calculated on a pro forma basis, including all of the calculations referred to above, assuming that such acquisitions and dispositions had occurred on the first day of the reference period.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institutes of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Supplemental Indenture.

          "Government Securities" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including without limitation by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof) of all or any part of any Indebtedness, including without limitation the Support Agreement.

          "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under: (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

          "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent: (a) in respect of borrowed money; (b) evidenced by bonds, notes, debentures, performance bonds or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (c) in respect of banker's acceptances; (d) representing Capital Lease Obligations or any Attributable Debt; (e) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or (f) representing any Hedging Obligations, Commodity Price Protection Obligations or Currency Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations, Commodity Price Protection Obligations and Currency Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

          The amount of any Indebtedness outstanding as of any date will be:
(i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and (ii) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

          "Initial Senior Subordinated Notes" means the initial $200 million aggregate principal amount of Senior Subordinated Notes issued under the Indenture on the date hereof.

          "Investment Grade" means (a) BBB- or above, in the case of S&P (or its equivalent under any successor Rating Categories of S&P) and Baa3 or above, in the case of Moody's (or its equivalent under any successor Rating Categories of Moody's), or (b) the equivalent in respect of the Rating Categories of any Rating Agencies, in each case with a stable or improving outlook.

          "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees and other forms of credit support), advances or capital contributions (excluding commissions, travel, entertainment, moving and similar advances to directors, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 3.9(d) hereof. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in Section 3.9(d) hereof.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however: (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (i) any Asset Sale; or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and (b) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

          "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including without limitation any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of all fees and expenses relating to such Asset Sale, including without limitation legal, accounting and investment banking fees and expenses, sales commissions, relocation expenses incurred as a result of the Asset Sale, taxes paid or payable and all reserves required to be accrued as a liability as a result of the Asset Sale, amounts paid or payable to holders of minority interests in Subsidiaries of the Company and amounts required to be applied to the repayment of Indebtedness.

          "New Canadian Revolving Credit Facility" means the new Canadian revolving credit facility contemplated by the Company on the date of this Supplemental Indenture to replace that certain existing Credit Agreement, dated January 15, 1997, by and among the Company, Louisiana-Pacific Canada, Ltd., and Royal Bank of Canada, as amended, as described in the Prospectus Supplement, dated August 8, 2001, with respect to the Senior Subordinated Notes.

          "New Domestic Revolving Credit Facility" means the new domestic senior secured revolving credit facility contemplated by the Company on the date of this Supplemental Indenture to replace that certain existing Credit Agreement, dated as of January 31, 1997, by and among the Company and Louisiana-Pacific Canada, Ltd., Bank of America, N.A. and other financial institutions a party thereto, as amended, as described in the Prospectus Supplement, dated August 8, 2001, with respect to the Senior Subordinated Notes.

          "Non-Recourse Debt" means Indebtedness: (a) as to which neither the Company nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness but excluding any agreement to provide managerial support), (ii) is directly or indirectly liable as a guarantor or otherwise, or
(iii) constitutes the lender; and (b) in respect of which no default (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Senior Subordinated Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Permitted Business" means any business conducted by the Company on the date of this Supplemental Indenture, any reasonable extension thereof and any business reasonably related, ancillary or complementary thereto, in each case as determined by the Company's Board of Directors.

          "Permitted Debt" has the meaning set forth in Section 3.10(b) hereof.

          "Permitted Investments" means:

          (a) any Investment in the Company or in a Restricted Subsidiary of the Company;

          (b) any Investment in Cash Equivalents;

          (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if in connection with such Investment: (i) such Person becomes a Restricted Subsidiary of the Company; or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

          (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the provisions described under Section 3.4 hereof;

          (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

          (f) any Investments represented by accounts receivable arising or acquired in the ordinary course of business and extension of credit on commercially reasonable terms in the ordinary course of business in accordance with normal trade practice;

          (g) any Investments received in compromise or settlement of claims against any other Person arising out of the conduct of any Permitted Business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any Person;

          (h) Investments in Unrestricted Subsidiaries in an amount not to exceed, together with the amount of all other Investments outstanding under this clause (h), at the time of such Investment and after giving pro forma effect thereto, $15 million;

          (i) Hedging Obligations, Currency Hedging Obligations and Commodity Price Protection Obligations;

          (j) Investments in any of the Senior Subordinated Notes;

          (k) Investments in existence on the date of this Supplemental Indenture (including the revolving credit loan extended to Samoa Pacific Cellulose LLC);

          (l) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker's compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

          (m) Investments by the Company or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case in connection with a Qualified Receivables Transaction, provided, however, that any Investment in any such Person (other than a Receivables Entity that is a Wholly-Owned Restricted Subsidiary) is in the form of an acquisition of an Equity Interest in such Person, advances under a Purchase Money Note, the contribution of, or payments pursuant to, a capital promissory note payable to such Person, interests in accounts receivable and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such accounts receivable and Standard Securitization Undertakings in connection with a Qualified Receivables Transaction;

          (n) Investments in Slocan-LP OSB Corp. to fund the construction and working capital requirements of its initial oriented strand board facility in British Columbia, Canada as contemplated by the joint venture agreement with respect thereto in existence on the date of this Supplemental Indenture;

          (o) Investments in Permitted Joint Ventures having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (o) since the date of this Supplemental Indenture, not to exceed 5% of the Consolidated Net Tangible Assets of the Company determined as of the date of its most recent quarter-end balance sheet; and

          (p) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (p) since the date of this Supplemental Indenture, not to exceed $20 million;

provided that, in the event that an Investment or any portion thereof meets the criteria of more than one of the categories of Permitted Investments described above, the Company will be permitted to classify such Investment or portion thereof as being within any one or more such categories in respect of which it meets the criteria.

          "Permitted Joint Venture" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity (a) of which at least 20%, but not more than 50%, of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries (other than a Receivables Entity) of that Person and (b) which engages only in a Permitted Business.

          "Permitted Junior Securities" means (a) Equity Interests in the Company; or (b) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Senior Subordinated Notes are subordinated to Senior Debt under the Indenture and this Supplemental Indenture.

          "Permitted Liens" means:

          (a) Liens securing Senior Debt of the Company or Indebtedness (other than Attributable Debt) of any Restricted Subsidiary that, in each case, was permitted by the terms of the Indenture and this Supplemental Indenture, to be incurred; provided that in the case of Indebtedness described in Section 3.10(b)(ix) (including any refundings, replacements or refinancings or successive refundings, replacements or refinancings thereof) such Liens are limited while the Company does not meet the Rating Condition to Liens on assets of the type referred to in the definition of Qualified Receivables Transaction;

          (b) Liens securing Attributable Debt of the Company or any Restricted Subsidiary that, in each case, was permitted by the terms of the Indenture and this Supplemental Indenture to be incurred, provided that any Lien on a Principal Property securing Attributable Debt of the Company or any Restricted Subsidiary which is created or incurred while the Rating Condition is satisfied will be permitted under this clause (b) only if the amount of the Attributable Debt secured by such Lien, together with all other Indebtedness of the Company and its Restricted Subsidiaries that is then secured by Liens on Principal Properties (other than Liens permitted under clauses (c) through (j) and (l) through (p) of this paragraph, and extensions, renewals and replacements thereof permitted under clause (r) of this paragraph), does not exceed 15% of the Consolidated Net Tangible Assets;

          (c) Liens in favor of the Company or a Restricted Subsidiary (other than a Receivables Entity);

          (d) Liens on assets of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

          (e) Liens on assets existing at the time of acquisition of the assets by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in contemplation of such acquisition and do not extend to any other assets owned by the Company or its Restricted Subsidiaries;

          (f) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, statutory and common law landlord's liens or other obligations of a like nature incurred in the ordinary course of business;

          (g) Liens securing revenue bonds exempt from Federal income taxation pursuant to Section 103(b) of the Internal Revenue Code;

          (h) Liens existing on the date of this Supplemental Indenture;

          (i) Liens on timberlands in connection with any arrangement under which the Company or a Restricted Subsidiary is obligated to cut or pay for timber in order to provide the secured party with a specified amount of money, however determined;

          (j) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefore;

          (k) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $25 million at any one time outstanding;

          (l) any Lien securing Hedging Obligations, Commodity Price Protection Obligations or Currency Hedging Obligations permitted by the Indenture and this Supplemental Indenture;

          (m) Liens on assets acquired, improved or constructed to secure or provide for the payment of all or any part of their cost of acquisition, improvement or construction; provided, however, that (i) the principal amount of any Indebtedness secured by such a Lien does not exceed 100% of such cost; (ii) such Lien does not extend to or cover any other asset other than the property, plant or equipment acquired, improved or constructed;
     (iii) such Lien is created within 270 days of the acquisition, improvement or construction; and (iv) the incurrence of such Indebtedness is permitted by Section 3.10 hereof;

          (n)  Liens which are imposed by law;

          (o) Liens which are imposed on deposits in connection with bids, tenders, or contracts or on deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary;

          (p) Liens which arise out of judgments or awards against the Company or any Restricted Subsidiary pending appeal or review so long as the Liens are subject to a stay of execution pending that appeal or review;

          (q) Liens on assets transferred to a Receivables Entity or Equity Interests in a Receivables Entity or on assets of a Receivables Entity, in each case created, incurred or arising in connection with a Qualified Receivables Transactions; and

          (r) Liens created, extended or renewed in connection with any extensions, amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings in whole or in part, of any Indebtedness, Attributable Debt or trade payables (including successive extensions, amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings) secured by any Lien referred to in clauses (a) through (q) above, so long as such Lien does not extend to any other property and the principal amount of Indebtedness so secured does not exceed the principal amount of Indebtedness so renewed, extended, refinanced, replaced or refunded, plus the amount of any premium required to be paid in connection with any such refinancing pursuant to the terms of the Indebtedness refinanced plus the expenses of the Company in connection with such refinancing.

          "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (including successive extensions, amendments, modifications, renewals, refundings, replacements or refinancings) (other than intercompany Indebtedness); provided that: (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith); (b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Subordinated Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Subordinated Notes on terms at least as favorable to the Holders of Senior Subordinated Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (d) such Indebtedness is incurred by the Company if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded was Indebtedness of the Company.

          "Principal Property" means any mill, converting plant or manufacturing facility (including, in each case, the equipment therein) and any timberland, in each case located within the continental United States (other than any of the foregoing acquired principally for the control or abatement of atmospheric pollutants or contaminants or water, noise, odor or other pollution, or any facility financed from the proceeds of pollution control or revenue bonds), whether owned on the date hereof or hereafter acquired, having a gross book value (without deduction of any applicable accumulated depreciation) on the date as of which the determination is being made of more than 5% of Consolidated Net Tangible Assets, but shall not include any minerals or mineral rights, or any timberland designated by the Board of Directors of the Company or of a Restricted Subsidiary, as the case may be, as being held primarily for investment, development and/or sale.

          "Public Equity Offering" means an underwritten public offering by the Company for cash (in an amount not less than $25 million) of its common stock pursuant to a registration statement.

          "Purchase Money Note" means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, provided by the Company or any Restricted Subsidiary of the

Company to a Receivables Entity in connection with a Qualified Receivables Transaction, which note is repayable from cash available to the Receivables Entity.

          "Qualified Receivables" means accounts receivable generated by the Company and its Restricted Subsidiaries that are either (a) included in the borrowing base or other determinant of the amount of advances or sales proceeds to be made available to the Company and its Restricted Subsidiaries in connection with any Qualified Receivables Transaction or (b) of a kind and character that are customarily included in the borrowing base or other determinant of the amount of advances or sales proceeds to be made available to the owner or seller of accounts receivable in connection with asset securitizations involving accounts receivable.

          "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey, grant a security interest in, or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including without limitation all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitizations involving accounts receivable, whether directly or through the sale, conveyance, grant of a security interest or other transfer to conduit purchaser or other Person that directly or indirectly securitizes the accounts receivable.

          "Rating Agencies" means (a) S&P and Moody's or (b) if S&P or Moody's or both of them are not making ratings of the Senior Subordinated Notes publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody's or both, as the case may be.

          "Rating Category" means (a) with respect to S&P, any of the following categories (any of which may include a "+" or "-"): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories), (b) with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (c) the equivalent of any such categories of S&P or Moody's used by another Rating Agency, if applicable.

          "Rating Condition" means as of any particular time (a) the Senior Subordinated Notes being rated as Investment Grade by the Rating Agencies and
(b) the failure of any Default or Event of Default to have occurred and be continuing under the Indenture and this Supplemental Indenture. The Rating Condition will be deemed to be satisfied throughout any period of time during which the conditions described in clauses (a) and (b) of the immediately preceding sentence are satisfied. Without limiting the foregoing, if the Rating Condition is satisfied during any period of time and subsequently, one or both Rating Agencies withdraw the Investment Grade rating assigned to the Senior Subordinated Notes, or downgrade the Investment Grade rating assigned to the Senior Subordinated Notes such that the Senior Subordinated Notes are no longer rated Investment Grade by such Rating Agency, then the Rating Condition will no longer be deemed to be satisfied.

          "Receivables Entity" means a Wholly Owned Restricted Subsidiary of the Company (or another Person in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities otherwise than in connection with the financing of accounts receivable and activities incidental, ancillary or otherwise relating thereto and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity: (a) of which no portion of the Indebtedness or any other obligations (contingently or otherwise): (i) is guaranteed by the Company or any other Restricted Subsidiary of the Company (excluding Guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings); (ii) is recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way otherwise than pursuant to Standard Securitization Undertakings; or (iii) subjects any asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; (b) with which neither the Company nor any other Restricted Subsidiary of the Company has any material contract or agreement (except in connection with a capital promissory note, Purchase Money Note or Qualified Receivables Transaction) otherwise than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and (c) to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of the Board of Directors of the Company setting forth such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions.

          "Replacement Assets" means (a) long-term assets that will be used or useful in a Permitted Business, (b) substantially all of the assets of another Permitted Business, or (c) a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary as a result of such acquisition.

          "Representative" means the indenture trustee or other trustee, agent or representative of any Senior Debt and, in respect of Designated Senior Debt outstanding under the Credit Agreement, means, for so long as there are outstanding obligations under the Credit Agreement, the "Agent" or the "Administrative Agent" under the Credit Agreement.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "S&P" means Standard & Poor's Rating Services, a division of the McGraw Hills Companies, Inc., and its successors.

          "Senior Debt" means (a) all Indebtedness of the Company outstanding under the Credit Agreement; (b) all Obligations of the Company outstanding under the Support Agreement; (c) all Currency Hedging Obligations and Hedging Obligations that are or may be secured, in whole or in part, by any asset securing Obligations under the Credit Agreement; (d) any other Indebtedness (excluding Attributable Debt) of the Company permitted to be incurred under the terms of the Indenture and this Supplemental Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Senior Subordinated Notes; and (e) all Obligations with respect to the items listed in the preceding clauses (a), (b), (c) and (d). Notwithstanding anything to the contrary in the preceding, Senior Debt will not include (i) any liability for federal, local or other taxes owed or owing by the Company; (ii) any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates;
(iii) any trade payables; (iv) any liabilities under judgments, orders, awards, consent decrees or settlement agreements arising out of or relating to any litigation, arbitration or similar proceedings; or (v) the portion of any Indebtedness that is incurred in violation of the Indenture or this Supplemental Indenture.

          "Senior Subordinated Notes" has the meaning assigned to it in the preamble hereto. The Initial Senior Subordinated Notes and the Additional Senior Subordinated Notes shall be treated as a single class for all purposes under the Indenture and this Supplemental Indenture.

          "Significant Subsidiary" means any Subsidiary of the Company that accounts for (a) 10% or more of the total consolidated assets of the Company and its Subsidiaries as of any date of determination or (b) 10% or more of the total consolidated revenues of the Company and its Subsidiaries for the most recently concluded fiscal quarter.

          "Standard Securitization Undertakings" means representations, warranties, covenants, indemnities and other obligations and arrangements entered into by the Company or any Restricted Subsidiary of the Company which are reasonably customary in securitization of accounts receivable transactions.

          "Stated Maturity" means, with respect to any installment of principal or premium, if any, of or interest on any Indebtedness, the date on which the payment of principal, premium or interest was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such principal, premium or interest prior to the date originally scheduled for the payment thereof.

          "Support Agreement" means the Standby Purchase and Note Support Agreement dated August 16, 1999 by and among the Company, Bank of America, N.A. and Canadian Imperial Bank of Commerce, as amended, modified, renewed or replaced from time to time (including successive amendments, modifications, renewals or replacements).

          "Subsidiary" means, as applied with respect to any specified Person, any corporation, association, business entity, partnership, limited liability company or other Person, more than 50% of the issued and outstanding Voting Stock of which is at the time directly or indirectly owned or controlled by such specified Person, by such specified Person and one or more of its other Subsidiaries, or by one or more of such specified Person's other Subsidiaries.

          "Unrestricted Subsidiary" means any Subsidiary of the Company (or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and
(e) does not operate, either alone or in the aggregate with all other Unrestricted Subsidiaries, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries, and does not own, directly or indirectly, any Principal Property, or any Capital Stock or Indebtedness of a Restricted Subsidiary.

          Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 3.9 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and this Supplemental Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 3.10 hereof, the Company will be in default under such Section. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (i) such Indebtedness is permitted under Section 3.10 hereof, calculated on a pro forma basis (unless such designation is made while the Rating Condition is satisfied) as if such designation had occurred at the beginning of the four-quarter reference period; and (ii) no Default or Event of Default would be in existence following such designation.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person, determined without regard to any voting power that has been or may be conferred by any class or classes of Capital Stock by reason of the occurrence of any contingency.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that may elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Restricted Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock of which (other than directors' qualifying shares) will at the same time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                        ARTICLE III. CERTAIN COVENANTS.

          The following covenants shall be applicable to the Company for so long as any of the Senior Subordinated Notes are Outstanding. Nothing in this paragraph will, however, affect the Company's rights or obligations under any other provision of the Indenture or this Supplemental Indenture.

Section 3.1. Limitation on Liens.

          The Company shall not and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

Section 3.2. Limitation on Sale and Lease-Back Transactions.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction (other than a sale and leaseback transaction between the Company and a Restricted Subsidiary or between two Restricted Subsidiaries); provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

          (a) (i) in the case of a sale and leaseback transaction consummated at a time at which the Rating Condition is not satisfied, the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to Section 3.10 hereof, and (ii) in the case of a sale and leaseback transaction consummated at any time, regardless of whether the Rating Condition is satisfied, the Company or that Restricted Subsidiary, as applicable, could have incurred a Lien to secure Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to Section 3.1 hereof.;

          (b) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined by the Company's Board of Directors (which determination will be conclusive and binding) and evidenced by a Board Resolution set forth in an Officer's Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

          (c) (i) in the case of a sale and leaseback transaction consummated at a time at which the Rating Condition is not satisfied, the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with,
     Section 3.4 hereof, and (ii) in the case of a sale and leaseback transaction consummated at a time at which the Rating Condition is satisfied, the Company, within 270 days after the effective date of the sale and leaseback transaction, applies an amount equal to the proceeds of such transaction:

          (A) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

          (B) to purchase, redeem, acquire, defease or retire (in whole or, to the extent applicable, in part) the Senior Subordinated Notes;

          (C) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business (including by means of a merger or consolidation permitted under the Indenture and this Supplemental Indenture);

          (D)  to make capital expenditures; or

          (E) to acquire long-term assets that are used or useful in a Permitted Business (other than those involved in the sale and leaseback transaction).

Section 3.3. Offer to Repurchase upon Change of Control.

          (a) Following the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder of Senior Subordinated Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Subordinated Notes at a price in cash equal to 101% of aggregate the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment"). The Change of Control Offer shall be made by mailing, within 30 days following the Change of Control, a notice to the Trustee and each Holder at the address appearing in the Security Register, by first class mail, postage prepaid, by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Senior Subordinated Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"). Such notice shall contain all instructions and materials necessary to enable Holders to tender Senior Subordinated Notes pursuant to such Change of Control Offer and shall also state that (i) the Change of Control Offer is being made pursuant to this Section 3.3 and the length of time that the Change of Control Offer shall remain open, (ii) the repurchase price and the Change of Control Payment Date, (iii) that any Senior Subordinated Note not tendered or accepted for payment shall continue to accrete or accrue interest, (iv) that unless the Company defaults in making such payment, any Senior Subordinated Note accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest after the Change of Control Payment Date, (v) that Holders electing to have a Senior Subordinated Note purchased pursuant to a Change of Control Offer may elect to have Senior Subordinated Notes purchased in integral multiples of $1,000 only; (vi) that Holders electing to have a Senior Subordinated Note purchased pursuant to any Change of Control Offer shall be required to surrender the Senior Subordinated Note or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three business days before the Change of Control Payment Date; (vii) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than two business days preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Subordinated Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Senior Subordinated Note purchased; and (viii) that Holders whose Senior Subordinated Notes were purchased only in part shall be issued new Senior Subordinated Notes equal in principal amount to the unpurchased portion of the Senior Subordinated Notes surrendered (or transferred by book-entry transfer). The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations under the Exchange Act to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Subordinated Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture and this Supplemental Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control provisions of the Indenture and this Supplemental Indenture by virtue of such conflict.

          (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Senior Subordinated Notes or portions thereof properly tendered pursuant to the Change of Control Offer and not withdrawn, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Subordinated Notes or portions thereof so accepted, and (iii) deliver or cause to be delivered to the Trustee the Senior Subordinated Notes so accepted together with an Officer's Certificate stating the aggregate principal amount of Senior Subordinated Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Senior Subordinated Notes so accepted the Change of Control Payment for such Senior Subordinated Notes. The Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to the Holder thereof a new Senior Subordinated Note equal in principal amount to the unpurchased portion of such Senior Subordinated Note, if any; provided that each such new Senior Subordinated Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of a Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          The payment of accrued interest as part of any repurchase price on any Change of Control Payment Date shall be subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to such Change of Control Payment Date.

          (c) Notwithstanding anything to the contrary in this Section 3.3, the Company shall not be required to make a Change of Control Offer upon a Change of Control if (i) the Company has effected Defeasance or Covenant Defeasance of the Senior Subordinated Notes as provided in Article V of the Indenture prior to the occurrence of the Change of Control; or (ii) if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Section
     3.3 and purchases all Senior Subordinated Notes validly tendered pursuant to such Change of Control Offer.

Section 3.4. Asset Sale.

          (a) Unless the Rating Condition is satisfied at the time of the consummation of such Asset Sale, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

               (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

               (ii) in the case of any Asset Sale involving assets or Equity Interests having a fair market value of $25 million or more, the fair market value is determined by the Company's Board of Directors in good faith (which determination will be conclusive and binding) and evidenced by a Board Resolution of the Board of Directors of the Company set forth in an Officer's Certificate delivered to the Trustee; and

               (iii) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of
          (x) cash or Cash Equivalents or (y) Replacement Assets, or a combination of both; provided that non-cash consideration in excess of the 25% limit may be received by the Company and its Restricted Subsidiaries in an Asset Sale in an aggregate amount, when taken together with all other non-cash consideration in excess of the 25% limit received by the Company and its Restricted Subsidiaries in Asset Sales since the date of this Supplemental Indenture, not to exceed $150 million (with non-cash consideration being valued at its fair market value, as determined by the Company's Board of Directors in good faith (which determination will be conclusive and binding), on the date of its receipt by the Company and its Restricted Subsidiaries and without giving effect to subsequent changes in value). For purposes of this provision, each of the following will be deemed to be cash:

          (A) any liabilities, as shown on the Company's or such Restricted Subsidiary's most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Subordinated Notes) that are assumed by the transferee of any such assets; and

          (B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted into cash within 30 days following the consummation of such Asset Sale to the extent of the cash received by the Company or such Restricted Subsidiary in that conversion.

          (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale that is consummated at a time when the Rating Condition is not satisfied (including Net Proceeds received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, which shall include, without limitation, cash payments received in respect of instruments received pursuant to the proviso described in Section 3.4(a)(iii)), the Company may apply those Net Proceeds at its option:

               (i) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

               (ii) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business (including by means of a merger or consolidation permitted under the Indenture and this Supplemental Indenture);

               (iii) to make capital expenditures; or

               (iv) to acquire long-term assets that are used or useful in a Permitted Business.

     Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture or this Supplemental Indenture.

          (c) Any Net Proceeds from Asset Sales that are consummated at a time when the Rating Condition is not satisfied that are not applied or invested as provided in Section 3.4(b) will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25 million, the Company shall make an offer (an "Asset Sale Offer") to all Holders of Senior Subordinated Notes and all holders of other Indebtedness that is pari passu with the Senior Subordinated Notes containing provisions similar to those set forth in this Supplemental Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Senior Subordinated Notes and such other pari passu Indebtedness that may be purchased with Excess Proceeds at the offer price. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest thereon to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture and this Supplemental Indenture. If the aggregate principal amount of Senior Subordinated Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Senior Subordinated Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

          (d)  (i)   Upon the commencement of an Asset Sale Offer, the Company
     shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Subordinated Notes pursuant to such Asset Sale Offer. The notice, which shall govern the terms of such Asset Sale Offer, shall state: (A) that the Asset Sale Offer is being made pursuant to this Section 3.4; (B) the period (the "Asset Sale Offer Period") during which the Asset Sale Offer shall remain open (which period shall be 20 Business Days, except to the extent that a longer period is required by applicable law); (C) the date (the "Asset Sale Purchase Date") on which Senior Subordinated Notes and pari passu Indebtedness validly tendered in the Asset Sale Offer and not withdrawn will be purchased pursuant to the Asset Sale Offer (which date will be no later than five Business days after the expiration of the Asset Sale Offer Period); (D) the aggregate amount of Excess Proceeds in respect of which the Asset Sale Offer is being made (the "Aggregate Offer Price"); (E) the offer price; (F) that any Senior Subordinated Note not tendered or accepted for payment shall continue to accrete or accrue interest; (G) that, unless the Company defaults in making such payment, any Senior Subordinated Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Asset Sale Purchase Date; (H) that Holders electing to have a Senior Subordinated Note purchased pursuant to an Asset Sale Offer may only have Senior Subordinated Notes purchased in denominations of $1,000 or integral multiples thereof; (I) that Holders electing to have a Senior Subordinated Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three business days before the Asset Sale Purchase Date; (J) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Asset Sale Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Subordinated Note the Holder surrendered for purchase and a statement that such Holder is withdrawing its election to have such Senior Subordinated Note purchased; (K) that, if the aggregate principal amount of Senior Subordinated Notes and pari passu Indebtedness validly tendered in the Asset Sale Offer and not withdrawn exceeds the Aggregate Offer Price, the Company shall select the Senior Subordinated Notes and pari passu Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that Senior Subordinated Notes shall only be purchased in denominations of $1,000, or integral multiples thereof); and (L) that Holders whose Senior Subordinated Notes were purchased only in part shall be issued new Senior Subordinated Notes equal in principal amount to the unpurchased portion of the Senior Subordinated Notes surrendered.

               (ii) On or before the Asset Sale Purchase Date, the Company shall, to the extent lawful, accept for payment, subject to proration and adjustment as provided in clause (i) above, all Senior Subordinated Notes and pari passu Indebtedness or portions thereof validly tendered pursuant to the Asset Sale Offer and not withdrawn, and shall deliver to the Trustee an Officer's Certificate stating that such Senior Subordinated Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section
          3.4. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder of Senior Subordinated Notes or holder of pari passu Indebtedness, as the case may be, an amount equal to the offer price for the Senior Subordinated Notes or pari passu Indebtedness tendered by such Holder or holder, as the case may be, and accepted by the Company for payment, and the Company shall promptly issue a new Senior Subordinated Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Senior Subordinated Note to such Holder, in a principal amount equal to any unpurchased portion of the Senior Subordinated Note surrendered. Any Senior Subordinated Note not so accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

               (iii) The payment of accrued interest as part of any repurchase price on any Asset Sale Purchase Date shall be subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to such Asset Sale Purchase Date.

               (iv) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations under the Exchange Act to the extent such laws and regulations are applicable in connection with the repurchase of Senior Subordinated Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.4, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.4 by virtue of such conflict.

Section 3.5. Limitation on Layering.

          The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in right of payment to the Senior Subordinated Notes.

Section 3.6. Reports.

          In addition to Section 7.04 of the Indenture, whether or not required by the rules and regulations of the Commission, so long as any Senior Subordinated Notes are outstanding, the Company shall furnish to Holders of Senior Subordinated Notes within the time periods specified in the Commission's rules and regulations:

          (a) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (b) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, excluding exhibits.

          In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all of the information and reports referred to in clauses (a) and (b) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

Section 3.7. Stay, Extension and Usury Laws.

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture or this Supplemental Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.8. Payment Office.

          The Company shall cause a Payment Office for the Senior Subordinated Notes to be maintained at all times in New York, New York.

Section 3.9. Restricted Payments.

          (a) Unless the Rating Condition is satisfied at the time of such action or event, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

               (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including without limitation any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and dividends, payments or distributions to the Company or a Restricted Subsidiary of the Company);

               (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

               (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Senior Subordinated Notes, except a payment of interest or principal at the Stated Maturity thereof; or

               (iv) make any Restricted Investment (all such payments and other actions set forth in these clauses (i) through (iv) being collectively referred to as "Restricted Payments"),

     unless, at the time of and after giving effect to such Restricted Payment:

               (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

               (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test in
          Section 3.10(a) hereof; and

               (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Supplemental Indenture (excluding Restricted Payments permitted by clauses (ii), (iii) and
          (iv) of Section 3.9(b) hereof and including Restricted Payments permitted by clauses (i), (v), (vi), (vii), (viii), (ix) and (x) of Section 3.9(b) hereof), is less than the sum, without duplication, of:

               (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Supplemental Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

               (B) 100% of the aggregate net cash proceeds received by the Company since the date of this Supplemental Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

               (C) to the extent that any Restricted Investment that was made after the date of this Supplemental Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment; plus

               (D) an amount equal to the sum of (x) the net reduction in Investments in Unrestricted Subsidiaries previously made (and treated as a Restricted Payment) resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any of its Restricted Subsidiaries (but only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and would not be prohibited, directly or indirectly, by the operation of the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders) from any of its Unrestricted Subsidiaries to the extent such amounts were not otherwise included in Consolidated Net Income of the Company for such period, and
                    (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any of its Restricted Subsidiaries in such Unrestricted Subsidiary.

          (b) So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, Section 3.9(a) hereof will not prohibit:

               (i) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the Indenture and this Supplemental Indenture;

               (ii) the purchase, redemption, acquisition, defeasance or retirement of any subordinated Indebtedness of the Company or of any Equity Interests of the Company, in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that is utilized for any such purchase, redemption, acquisition, defeasance or retirement will be excluded from Section 3.9(a)(3)(B) hereof;

               (iii) the purchase, redemption, acquisition, defeasance or retirement of subordinated Indebtedness of the Company with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

               (iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

               (v) the purchase, redemption or other acquisition or retirement of any Equity Interests of the Company or any Restricted Subsidiary of the Company pursuant to any stock option, stock purchase or other equity-based compensation plan or arrangement established or entered into for the benefit of any director, employee or consultant of the Company or any of its Subsidiaries; provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $3 million in any calendar year;

               (vi) the declaration and payment of regular quarterly cash dividends in respect of the Company's common stock; provided that the aggregate amount of all such cash dividends may not exceed $25 million in any twelve-month period;

               (vii) the repurchase of any subordinated Indebtedness of the Company at a purchase price not greater than 101% of the principal amount of such subordinated Indebtedness in the event of a Change of Control pursuant to provisions similar to the provisions contained in
          Section 3.3 hereof; provided that, prior to consummating any such repurchase, the Company has made the Change of Control Offer required by the Indenture and this Supplemental Indenture, and has repurchased all Senior Subordinated Notes validly tendered for payment in connection with such Change of Control Offer and not withdrawn;

               (viii) the repurchase of any subordinated Indebtedness of the Company at a purchase price not greater than 100% of the principal amount of such Indebtedness pursuant to provisions similar to the provisions contained in Section 3.4 hereof; provided that, prior to consummating any such repurchase, the Company has made the Asset Sale Offer required by the Indenture and this Supplemental Indenture, and has repurchased (subject to proration and adjustment as provided in Section 3.4(d)(i)) all Senior Subordinated Notes validly tendered for payment in connection with such Asset Sale Offer and not withdrawn;

               (ix) any redemption of share purchase rights issued pursuant to the Company's share purchase rights plan existing on the date of this Supplemental Indenture

          (as the same may be amended from time to time) or any similar successor or replacement share purchase rights plan, for a redemption price not to exceed $0.01 per share purchase right; and

               (x) other Restricted Payments in an aggregate amount not to exceed $25 million in the aggregate since the date of this Supplemental Indenture.

          (c) In the event that a proposed Restricted Payment or any portion thereof meets the criteria of more than one of the clauses of Section 3.9(b) hereof, the Company will be permitted to classify such Restricted Payment or portion thereof as being within any one or more of such clauses in respect of which it meets the criteria.

          (d) The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities paid, distributed, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued will be determined by the Company's Board of Directors in good faith (which determination will be conclusive and binding) and, in the case of valuations in excess of $25 million, will be evidenced by a Board Resolution set forth in an Officer's Certificate delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company will be required to deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this
     Section 3.9 were computed.

          (e) For purposes of calculating compliance with this Section 3.9 at any time at which the Rating Condition is not satisfied, the Rating Condition shall be deemed not to have been satisfied since the date of this Supplemental Indenture.

Section 3.10. Incurrence of Indebtedness and Issuance of Preferred Stock.

          (a) Unless the Rating Condition is satisfied at the time of such action or event, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock or Disqualified Stock; provided, however, that the Company and its Restricted Securities may incur Indebtedness (including Acquired Debt), and the Company may issue Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

          (b) The provisions of Section 3.10(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

               (i) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

               (ii) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (ii) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $250 million;

               (iii) the incurrence by the Company of Indebtedness represented by the Initial Senior Subordinated Notes;

               (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness (including successive refundings, refinancings or replacements) incurred pursuant to this clause (iv), not to exceed $50 million at any time outstanding;

               (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (including successive refundings, refinancings or replacements) (other than intercompany Indebtedness) that was permitted to be incurred pursuant to the Fixed Charge Coverage Ratio test in Section 3.10(a) hereof or clauses (i), (iii), (iv), (v), (ix),
          (x), (xi) or (xiii) of this Section 3.10(b);

               (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and one or more of its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary in connection with such transaction) or between or among two or more Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary in connection with such transaction); provided, however, that:

               (A) if the Company is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated in right of payment to the Senior Subordinated Notes in a manner comparable to the manner in which the Senior Subordinated Notes are subordinated in right of payment to Senior Debt; and

               (B) (x) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (y) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

               (vii) the incurrence by the Company or any of its Restricted Subsidiaries of:

               (A) Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture and this Supplemental Indenture, to be outstanding;

               (B) Currency Hedging Obligations relating to Indebtedness of the Company or any Restricted Subsidiary and/or to obligations to purchase or sell assets or properties; provided that such Currency Hedging Obligations do not increase the Indebtedness or other obligations of the Company or any Restricted Subsidiary otherwise than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

               (C) Commodity Price Protection Obligations for the purpose of protecting the Company and its Restricted Subsidiaries against fluctuations in the price of raw materials used in the ordinary course of its business; provided that such Commodity Price Protection Obligations do not increase the amount of Indebtedness or other obligations of the Company or any Restricted Subsidiary otherwise than as a result of fluctuations in commodity prices or by reason of fees, indemnities and compensation payable thereunder;

               (viii) the guarantee by the Company or a Restricted Subsidiary of the Company of Indebtedness of the Company or a Restricted Subsidiary of the Company (other than a Receivables Entity) that was permitted to be incurred by another provision of this Section 3.10;

               (ix) the principal component of amounts outstanding under Qualified Receivables Transactions in an aggregate amount up to the greater of (A) $125 million and (B) 85% of the aggregate amount of the total Qualified Receivables of the Company and its Restricted Subsidiaries existing at the time such Indebtedness is incurred, together with interest or any similar amounts payable with respect thereto;

               (x) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred (including successive refundings, refinancings or replacements) pursuant to this clause (x), not to exceed $50 million;

               (xi) Indebtedness of a Restricted Subsidiary of the Company incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company or another Restricted Subsidiary; provided, however, that on the date of such acquisition, after giving pro forma effect thereto and any related transactions as if the same had occurred at the beginning of the applicable four-quarter period, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test in Section 3.10(a) hereof;

               (xii) Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence; and

               (xiii) Indebtedness under the Chilean credit facility, dated as of December 22, 2000, between the Company and Banco sud Americano, not to exceed the undrawn amounts under such credit facility on the date of this Supplemental Indenture.

          (c)  For purposes of determining compliance with this Section 3.10:

               (i) in the event that an item of proposed Indebtedness or any portion thereof meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiii) of Section 3.10(b) hereof, or is permitted to be incurred pursuant to the Fixed Charge Coverage Ratio test in Section 3.10(a) hereof, the Company will be permitted to classify such item of Indebtedness or portion thereof as being (A) within any one or more such categories in respect of which it meets the criteria, (B) permitted to be incurred pursuant to such Fixed Charge Coverage Ratio test (to the extent applicable), and/or (C) any combination of the foregoing;

               (ii) Indebtedness under the Credit Agreement outstanding on the date on which Senior Subordinated Notes are first issued and authenticated under the Indenture and this Supplemental Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (ii) of Section 3.10(b) hereof;

               (iii) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or issuance of Disqualified Stock; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued; and

               (iv) for purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred.

Section 3.11. Dividend and Other Payment Restrictions Affecting Subsidiaries.

          (a) Unless the Rating Condition is satisfied at the time of such action or event, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

               (i) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

               (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

               (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

          (b) Notwithstanding the foregoing, Section 3.11(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

               (i) agreements governing Existing Indebtedness and the Credit Facilities as in effect on the date of this Supplemental Indenture or any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the Existing Indebtedness or the Credit Facilities (including successive amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings); provided that the agreements governing such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the agreements on the date of this Supplemental Indenture; and provided further that the agreements initially governing the New Domestic Revolving Credit Facility and the New Canadian Revolving Credit Facility replacing the Credit Agreements in existence on the date of this Supplemental Indenture will not be subject to the requirements of the preceding proviso, and the agreements governing any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings (including successive amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings) thereof will be deemed to satisfy the requirements of the preceding proviso if they are not materially more restrictive, taken as a whole, with respect to dividend and other payment restrictions than those contained in the agreements initially governing the New Domestic Revolving Credit Facility and the New Canadian Revolving Credit Facility;

               (ii) the Indenture, this Supplemental Indenture, and the Senior Subordinated Notes;

               (iii)  applicable law;

               (iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person other than the Person, or the properties or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture and this Supplemental Indenture, to be incurred;

               (v) customary non-assignment provisions in leases, contracts or agreements entered into in the ordinary course of business;

               (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (iii) of Section 3.11(a) hereof;

               (vii) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

               (viii) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

               (ix) Liens securing Indebtedness otherwise permitted to be incurred under Section 3.1 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

               (x) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements relating to transactions and arrangements permitted under the Indenture and this Supplemental Indenture;

               (xi) any Purchase Money Note or other Indebtedness or contractual arrangement entered into or incurred by and relating exclusively to a Receivables Entity in connection with a Qualified Receivables Transaction that, in the good faith determination of the Company's Board of Directors, is reasonably necessary to effect such Qualified Receivables Transaction;

               (xii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

               (xiii) provisions in charters, bylaws or similar governing documents of any special purpose finance subsidiary or joint venture entity as in effect on the date of this Supplemental Indenture or that are reasonably customary for comparable entities engaged in comparable activities otherwise permitted under the Indenture and this Supplemental Indenture.

Section 3.12. Designation of Restricted and Unrestricted Subsidiaries.

          The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default; provided that in no event may the business currently operated by the Company be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under
Section 3.9(a) hereof or Permitted Investments, as determined by the Company. That designation may only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may designate or redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the designation or redesignation would not cause a Default or Event of Default. If an Unrestricted Subsidiary is designated as a Restricted Subsidiary, the aggregate principal amount of all outstanding Indebtedness of such Unrestricted Subsidiary shall be an incurrence of Indebtedness as of the date of such designation which must comply with Section 3.10 hereof.

Section 3.13. Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries

          (a) Unless the Rating Condition is satisfied at the time of such action or event, the Company (i) shall not, and shall not permit any of its Restricted Subsidiaries to sell or otherwise dispose of any Equity Interests in any Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company (other than a Receivables Entity)), unless: (A) such sale or other disposition is of all the Equity Interests in such Restricted Subsidiary owned by the Company and its other Restricted Subsidiaries; and (B) the Net Proceeds from such sale or other disposition are applied in accordance with
     Section 3.4 hereof; and (ii) shall not permit any Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company (other than a Receivables Entity).

          (b) Notwithstanding the foregoing, Section 3.13(a) hereof will not prohibit (i) any sale, distribution or issuance of Equity Interests by any Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis or any other transaction that does not reduce the proportionate interest in such Restricted Subsidiary held by the Company and its other Restricted Subsidiaries, (ii) any sale, distribution or issuance of Equity Interests of a Restricted Subsidiary (other than a Wholly Owned Restricted Subsidiary) that constitutes the vehicle for any joint venture existing on the date of this Supplemental Indenture or otherwise permitted under the Indenture and this Supplemental Indenture, pursuant to the terms of the agreements and instruments governing such joint venture as in effect on the date of this Supplemental Indenture or as thereafter entered into, amended, modified and/or restated on terms determined by the Company's Board of Directors in good faith to be fair to and in the best interest of the Company (which determination will be conclusive and binding); provided that such sale, distribution or issuance of Equity Interests complies with
     Section 3.4 hereof and, immediately after giving effect to such sale, distribution or issuance, such Restricted Subsidiary either continues to be a Restricted Subsidiary or if such Restricted Subsidiary would no longer be a Restricted Subsidiary, then the Investment of the Company and its Restricted Subsidiaries in such Person (after giving effect to such issuance or sale) would have been permitted to be made under Section 3.9 hereof as if made on the date of such sale, distribution or issuance, or
     (iii) any sale or disposition of Equity Interests that may be deemed to occur in connection with the creation of, or exercise of remedies in respect of, any Permitted Lien.

Section 3.14. Transactions with Affiliates

          (a) Unless the Rating Condition is satisfied at the time of such action or event, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease or otherwise dispose of any of its assets to, or purchase any assets from, or enter into or make or amend any transaction, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

               (i) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that might have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

               (ii)   the Company delivers to the Trustee:

                      (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million, a Board Resolution of the Board of Directors of the Company set forth in an Officer's Certificate evidencing the good faith determination of a majority of the disinterested members of the Board of Directors (which will be conclusive and binding) that such Affiliate Transaction complies with this Section 3.14(a); and

                      (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25 million, an opinion as to the fairness to the Company or the relevant Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing in the United States.

          (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to Section 3.14(a) hereof:

               (i) any employment, compensation, benefit or indemnification arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business with directors, employees or consultants;

               (ii) loans or advances to directors, employees and consultants in the ordinary course of business or guarantees in respect thereof or otherwise made on their behalf (including any payments on such guarantees);

               (iii) any transaction between or among the Company and one or more of its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary in connection with such transaction) or between one or more Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary in connection with such transaction);

               (iv) any transaction with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in and/or controls such Person;

               (v) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

               (vi) sales or other dispositions of accounts receivable and related assets and interests therein of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity in a Qualified Receivables Transaction, Permitted Investments and other transactions in connection with a Qualified Receivables Transaction and any other Standard Securitization Undertakings in connection with a Qualified Receivables Transaction; and

               (vii) Restricted Payments that are permitted by Section 3.9 hereof.

Section 3.15. Payments for Consent.

          Unless the Rating Condition is satisfied at the time of such action or event, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Senior Subordinated Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, this Supplemental Indenture or the Senior Subordinated Notes unless such consideration is offered to be paid and is paid to all Holders of the Senior Subordinated Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 3.16. Compliance Certificate.

          In addition to the requirements of Section 6.08 of the Indenture, such Officer's Certificate shall also state that the Company has kept, observed, performed and fulfilled each and every covenant contained in the Indenture and this Supplemental Indenture (or, if the Company has not kept, observed, performed and fulfilled each and every such covenant, such Officer's Certificate shall specify all such failures to keep, observe, perform or fulfill such covenants and the nature and status thereof).

            ARTICLE IV. ADDITIONAL AND MODIFIED EVENTS OF DEFAULT.

Section 4.1. Additional and Modified Events of Default.

          The Events of Default set forth in the Indenture are superseded and amended in their entirety by the provisions of this Section 4.1. The term "Event of Default," whenever used in the Indenture or this Supplemental Indenture with respect to the Senior Subordinated Notes, means any one of the following events (whatever the reason for such Event of Default and whether it may be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body):

          (a) failure to redeem any Senior Subordinated Note when required pursuant to the terms and conditions thereof or to pay the repurchase price for any Senior Subordinated Note to be purchased in accordance with Sections 3.3 and 3.4 of this Supplemental Indenture, whether or not prohibited by the provisions of Article VII hereof;

          (b) default in the payment of principal of or premium, if any, on any Senior Subordinated Note when due and payable, whether or not prohibited by the provisions of Article VII hereof (references to 8.01(a)(ii) in the Indenture shall be deemed to refer to this Section 4.1(b));

          (c) default in the payment of interest on any Senior Subordinated Note when it becomes due and payable, and continuance of such default for 30 calendar days, whether or not prohibited by the provisions of Article VII hereof (references to 8.01(a)(i) in the Indenture shall be deemed to refer to this Section 4.1(c));

          (d) failure by the Company or any of its Restricted Subsidiaries to comply with Sections 3.3, 3.4, 3.9 and 3.10 hereof and Article VIII hereof;

          (e) default in the performance, or breach, of any covenant or warranty of the Company or its Restricted Subsidiaries in the Indenture or this Supplemental Indenture (other than a covenant or warranty, a default in the performance or breach of which is elsewhere in this Section 4.1 specifically dealt with or which has been included in the Indenture solely for the benefit of one or more series of Securities other than the Senior Subordinated Notes), and continuance of such default or breach for a period of 60 calendar days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Senior Subordinated Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder (references to Section 8.01(a)(iv) in the Indenture shall be deemed to refer to this Section 4.1(e));

          (f) any nonpayment at maturity or other default (beyond any applicable grace period) under any agreement or instrument relating to any other Indebtedness of the Company or any Restricted Subsidiary (the unpaid principal amount of which, together with the unpaid principal amount of any such other Indebtedness under which there has been a payment default or other default (beyond any applicable grace period), aggregates not less than $50 million), which default results in the acceleration of the maturity of such Indebtedness prior to its stated maturity or occurs at the final maturity thereof (references to Section 8.01(a)(v) in the Indenture shall be deemed to refer to this Section 4.1(f));

          (g) the entry of any final judgments or orders against the Company or any of its Restricted Subsidiaries in excess of $50 million individually or in the aggregate (not covered by insurance) that are not paid, discharged or otherwise complied with, to the extent then required, or stayed (by appeal or otherwise) within 60 calendar days after the entry of such judgments or orders;

          (h) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, if considered in the aggregate would be a Significant Subsidiary of the Company, in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (B) a decree or order adjudging the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, if considered in the aggregate would be a Significant Subsidiary of the Company, a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, if considered in the aggregate would be a Significant Subsidiary of the Company, under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, if considered in the aggregate would be a Significant Subsidiary of the Company, or of any substantial part of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, if considered in the aggregate would be a Significant Subsidiary of the Company, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days (references to Section 8.01(a)(vi) in the Indenture shall be deemed to refer to this Section 4.1(h)); and

          (i) the commencement by the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, if considered in the aggregate would be a Significant Subsidiary of the Company, of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, if considered in the aggregate would be a Significant Subsidiary of the Company, to the entry of a decree or order for relief in respect of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, if considered in the aggregate would be a Significant Subsidiary of the Company, in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, if considered in the aggregate would be a Significant Subsidiary of the Company, or the filing by the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, if considered in the aggregate would be a Significant Subsidiary of the Company, of a petition or answer or consent seeking reorganization or relief with respect to the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, if considered in the aggregate would be a Significant Subsidiary of the Company, under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law, or the consent by the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, if considered in the aggregate would be a Significant Subsidiary of the Company, to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, if considered in the aggregate would be a Significant Subsidiary of the Company, or of any substantial part of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, if considered in the aggregate would be a Significant Subsidiary of the Company, pursuant to any such law, or the making by the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, if considered in the aggregate would be a Significant Subsidiary of the Company, of an assignment for the benefit of creditors, or the admission by the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, if considered in the aggregate would be a Significant Subsidiary of the Company, in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, if considered in the aggregate would be a Significant Subsidiary of the Company, in furtherance of any such action (references to Section 8.01(a)(vii) in the Indenture shall be deemed to refer to this Section 4.1(i)).

          The Company shall provide the Trustee with notice of any uncured Event of Default within ten calendar days after any Responsible Officer of the Company becomes aware of or receives actual notice of the occurrence thereof. The Trustee shall, within 90 calendar days after the occurrence of a default in respect of the Senior Subordinated Notes, give to the Holders of the Senior Subordinated Notes notice of all such uncured defaults known to it (except that, in the case of a default in the performance of any covenant of the character contemplated in clause (e) above, no such notice to Holders of the Senior Subordinated Notes will be given until at least 30 calendar days after the occurrence thereof); provided, however, that, except in the case of a default relating to the payment of principal, premium, if any, or interest on the Senior Subordinated Notes, the Trustee may withhold such notice if and so long as a committee of its Responsible Officers in good faith determines that the withholding of such notice is in the interests of the Holders of the Senior Subordinated Notes.

          If an Event of Default occurs by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Senior Subordinated Notes pursuant to the optional redemption provisions of the Indenture and this Supplemental Indenture, an equivalent premium shall become and be immediately due and payable to the extent permitted by law upon the acceleration of the Senior Subordinated Notes.

                            ARTICLE V. DEFEASANCE.

Section 5.1. Applicability of Article V of the Indenture.

          (a) The Senior Subordinated Notes shall be subject to Defeasance and Covenant Defeasance as provided in Article V of the Indenture; provided, however, that in addition to the conditions set forth in Section 5.04 of the Indenture, no Defeasance or Covenant Defeasance shall be effective unless:

               (i) the Company shall have irrevocably deposited with the Trustee, in trust, for the benefit of the holders of the Senior Subordinated Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Senior Subordinated Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company shall have specified whether the Senior Subordinated Notes are being defeased to maturity or to a particular redemption date;

               (ii) such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture but only with respect to the Senior Subordinated Notes) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

               (iii) no Default or Event of Default has occurred and is continuing on the date of deposit of moneys, Government Securities, or a combination thereof for the purpose of Defeasance and Covenant Defeasance (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit), and no Default or Event of Default described under clause (h) or (i) of Section 4.1 hereof with respect to the Company shall have occurred and be continuing at any time on or prior to the 124th calendar day following the date of such deposit;

               (iv) the Company shall have delivered to the Trustee an Officer's Certificate stating that such deposit of moneys, Government Securities, or a combination thereof for the purpose of Defeasance and Covenant Defeasance was not made by the Company with the intent of preferring the Holders of the Senior Subordinated Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

               (v) in addition to the provisions of Sections 5.04(b) and (c) of the Indenture, (A) the Opinions of Counsel referred to Sections 5.04(b) and (c) of the Indenture shall be reasonably acceptable to the Trustee and (B) the Opinion of Counsel referred to in Section 5.04(b) of the Indenture shall also confirm that Holders of the Outstanding Senior

          Subordinated Notes will not recognize income for federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Outstanding Senior Subordinated Notes.

          (b) With respect to the Senior Subordinated Notes, Section 5.03 of the Indenture is hereby amended and restated in its entirety as follows:

          "Section 5.03  Covenant Defeasance.

          Upon the Company's exercise of the option provided in Section 5.01 to have this Section 5.03 applied to the Outstanding Senior Subordinated Notes, (a) the Company will be released from its obligations under Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14 and 3.15 of
     the Supplemental Indenture and Section 11.01(a)(iii) of the Indenture (as modified by this Supplemental Indenture)), and (b) the occurrence of any event specified in Sections 4.1(d) or 4.1(e) of this Supplemental Indenture (with respect to any of Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.9, 3.10,
     3.11, 3.12, 3.13, 3.14 and 3.15 of the Supplemental Indenture and Section 11.01(a)(iii) of the Indenture (as modified by this Supplemental Indenture)), or Section 4.1(f) or 4.1(g) of this Supplemental Indenture will be deemed not to be or result in an Event of Default, in each case with respect to the Outstanding Senior Subordinated Notes as provided in this Section on and after the date the conditions set forth in Section 5.04 of the Indenture and Section 5.1 of this Supplemental Indenture are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent specified above in the case of Sections 4.1(d) and 4.1(e) of this Supplemental Indenture), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or provision or by reason of any reference in any such Section or provision to any other provision herein or in any other document, but the remainder of the Indenture, this Supplemental Indenture and the Senior Subordinated Notes will be unaffected thereby."

          In addition, references to "U.S. Government Obligations" in Article V of the Indenture shall be deemed to be references to non-callable "Government Securities" for purposes of the Senior Subordinated Notes.

             ARTICLE VI. REDEMPTION OF SENIOR SUBORDINATED NOTES.

Section 6.1. Right of Redemption.

          The Senior Subordinated Notes may be redeemed by the Company in accordance with the provisions of the form of Securities set forth herein. Notwithstanding Section 3.02(c) of the Indenture, if less than all the Senior Subordinated Notes are to be redeemed, the Senior Subordinated Notes to be redeemed shall be selected by the Trustee as follows: (i) if the Senior Subordinated Notes are listed on a national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Senior Subordinated Notes are listed, or (ii) if the Senior Subordinated Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. In addition, notices of redemption may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a Defeasance of the Senior Subordinated Notes or a satisfaction and discharge of the Indenture. Senior Subordinated Notes and portions thereof selected for redemption shall be in amounts of $1,000 or whole multiples thereof;

except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000 shall be redeemed.

                          ARTICLE VII. SUBORDINATION

Section 7.1. Agreement to Subordinate.

          The Company agrees, and each Holder by accepting a Senior Subordinated Note agrees, that the Indebtedness evidenced by and any other Obligation under the Senior Subordinated Notes is subordinated in right of payment, to the extent and in the manner provided in this Article VII, to the prior payment in full in cash or Cash Equivalents, or in any other manner as shall be approved by the holders of such Senior Debt (such approval not to be unreasonably withheld) of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of and enforceable by the holders of Senior Debt.

Section 7.2. Liquidation; Dissolution; Bankruptcy.

          Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

          (a) holders of Senior Debt shall be entitled to receive payment in full in cash or Cash Equivalents, or in any other manner as shall be approved by the holders of such Senior Debt (such approval not to be unreasonably withheld) of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before Holders of the Senior Subordinated Notes shall be entitled to receive any payment (including, without limitation, by redemption or repurchase) or distribution of assets with respect to the Senior Subordinated Notes (except that Holders may receive (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 5.01 of the Indenture); and

          (b) until all Obligations with respect to Senior Debt (as provided in clause (a) above) are paid in full in cash or Cash Equivalents, or in any other manner as shall be approved by the holders of such Senior Debt (such approval not to be unreasonably withheld), any distribution to which Holders would be entitled but for this Article VII shall be made to holders of Senior Debt (except that Holders of Senior Subordinated Notes may receive (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section
     5.01 of the Indenture), as their interests may appear.

Section 7.3. Default on Designated Senior Debt.

          (a) The Company may not make any payment (including without limitation, by redemption or repurchase) or distribution to the Trustee or any Holder in respect of Obligations with respect to the Senior Subordinated Notes (other than (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 5.01 of the Indenture) or make any deposit pursuant to
     Section 5.04 of the Indenture until all principal and other Obligations with respect to the Senior Debt have been paid in full in cash or Cash Equivalents, or in any other manner as shall be approved by the holders of such Senior Debt (such approval not to be unreasonably withheld) if: (i) a default in the payment of any principal or other Obligations with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period; or (ii) any other default, other than a payment default, occurs and is continuing with respect to any Designated Senior Debt and the maturity of such Designated Senior Debt is accelerated in accordance with its terms, unless in either case, (x) the default has been cured or waived and any such acceleration has been rescinded in writing, or
     (y) such Designated Senior Debt has been paid in full in cash or Cash Equivalents, or in any other manner as shall be approved by the holders of such Designated Senior Debt (such approval not to be unreasonably withheld); provided, however, that the Company may make payments on (including without limitation, by redemption or repurchase) or distributions in respect of the Senior Subordinated Notes and may make deposits pursuant to Section 5.04 of the Indenture, without regard to the foregoing, if the Company and the Trustee receive written notice approving such payment from the Representative of the holders of the Designated Senior Debt with respect to which either of the events set forth in clause
     (i) or (ii) of this sentence has occurred and is continuing.

          (b) During the continuance of any default (other than a default described in clause (i) of Section 7.3(a) or a default resulting in acceleration described in clause (ii) of Section 7.3(a)) with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not make any payment (including, without limitation, by redemption or repurchase) or distribution to the Trustee or any Holder in respect of Obligations with respect to the Senior Subordinated Notes (other than (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 5.01 of the Indenture) or make any deposit pursuant to
     Section 5.04 of the Indenture for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Payment Blockage Notice" ) of such default from the Representative(s) of the holders of such Designated Senior Debt specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier upon (i) such Payment Blockage Period being terminated by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) the default giving rise to such Blockage Notice being cured or waived, or (iii) such Designated Senior Debt being repaid in full in cash or Cash Equivalents, or in any other manner as shall be approved by the holders of such Designated Senior Debt (such approval not to be unreasonably withheld); provided, however, that the Company may make payments on (including without limitation, by redemption or repurchase) or distributions in respect of the Senior Subordinated Notes and may make deposits pursuant to Section 5.04 of the Indenture, without regard to the foregoing, if the Company and the Trustee receive written notice approving such payment from the Representative of the holders of the Designated Senior Debt with respect to which either of the events set forth in clause (i) or (ii) of this sentence has occurred and is continuing. Unless the holders of such Designated Senior Debt or the Representative(s) of such holders shall have accelerated the maturity of such Designated Senior Debt, the Company may resume payments on (including without limitation, by redemption or repurchase) and distributions in respect of Obligations with respect to the Senior Subordinated Notes after the end of such Payment Blockage Period. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (A) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal, premium, if any, and interest on the Senior Subordinated Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such default has been cured or waived for a period of not less than 90 days.

Section 7.4. Acceleration of Notes.

          If payment of the Senior Subordinated Notes is accelerated because of an Event of Default, the Company and the Trustee shall promptly notify holders of Designated Senior Debt of the acceleration.

Section 7.5. When Distribution Must Be Paid Over.

          In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Senior Subordinated Notes (other than Permitted Junior Securities or payments and other distributions made from any defeasance trust created pursuant to Section 5.01 of the Indenture) at a time when such payment is prohibited by this Article VII, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall forthwith be paid over and delivered, upon written request, to, the holders of Senior Debt as their respective interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article VII, and no implied covenants or implied obligations with respect to the holders of Senior Debt shall be read into the Indenture and this Supplemental Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt (except as provided in the preceding paragraph), and shall not be liable to any such holders if the Trustee shall in good faith pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article VII.

Section 7.6. Notice by Company.

          The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Senior Subordinated Notes to violate this Article VII, but failure to give such notice shall not affect the subordination of the Senior Subordinated Notes to the Senior Debt as provided in this Article VII.

Section 7.7. Subrogation.

          After all Senior Debt is paid in full and until the Senior Subordinated Notes are paid in full, Holders of Senior Subordinated Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Senior Subordinated Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Senior Subordinated Notes have been applied to the payment of Senior Debt. A distribution made under this Article VII to holders of Senior Debt that otherwise would have been made to Holders of Senior Subordinated Notes except for the provisions of this Article VII, and a payment over pursuant to this Article VII to the holders of Senior Debt by Holders or the Trustee on their behalf pursuant to this Article VII, shall not, as between the Company and Holders, be deemed a payment by the Company on or on account of the Senior Subordinated Notes.

Section 7.8. Relative Rights.

          This Article VII defines the relative rights of Holders of Senior Subordinated Notes and holders of Senior Debt. Nothing in the Indenture or this Supplemental Indenture shall:

          (a) impair, as between the Company and Holders of Senior Subordinated Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Senior Subordinated Notes in accordance with their terms;

          (b) affect the relative rights of Holders of Senior Subordinated Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

          (c) prevent the Trustee or any Holder of Senior Subordinated Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Senior Subordinated Notes.

     If the Company fails, because of this Article VII, to pay principal of or premium, if any, or interest on a Senior Subordinated Note on the due date or to make any other payment in respect of the Senior Subordinated Notes, it shall not be construed as preventing the occurrence of a Default or Event of Default. Nothing in this Article VII shall have any effect on the right of the Holders of the Senior Subordinated Notes or the Trustee to accelerate the maturity of the Senior Subordinated Notes.

Section 7.9. Subordination May Not Be Impaired by Company.

          No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Senior Subordinated Notes shall be prejudiced or impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with the Indenture or this Supplemental Indenture. Without in any way limiting the generality of this
Section 7.9, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article VII or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

Section 7.10. Distribution or Notice to Representative.

          Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets of the Company referred to in this Article VII, the Trustee and the Holders of Senior Subordinated Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Senior Subordinated Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VII.

Section 7.11. Rights of Trustee and Paying Agent.

          Notwithstanding the provisions of this Article VII or any other provision of the Indenture or this Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Senior Subordinated Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Senior Subordinated Notes to violate this Article VII. Only a Representative may give the notice. Nothing in this Article VII shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

          The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Paying Agent may do the same with like rights.

Section 7.12. Trust Moneys Not Subordinated.

          Notwithstanding anything contained herein to the contrary, payments and other distributions from any trust created under Article V or Article XII of the Indenture shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article VII, and none of the Holders of Senior Subordinated Notes shall be obligated to pay over any such amount to the Company, any holder of Senior Debt or any other creditor of the Company.

Section 7.13. Authorization to Effect Subordination.

          Each Holder of Senior Subordinated Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article VII, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 8.11 of the Indenture at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Senior Subordinated Notes.

         ARTICLE VIII. AMENDMENT AND RESTATEMENT OF ARTICLE XI OF THE
                                   INDENTURE

Section 8.1. Amendment and Restatement.

          Article XI of the Indenture shall be amended and restated in its entirety with respect to the Senior Subordinated Notes as follows:

            "ARTICLE XI.  CONSOLIDATION, MERGER, SALE, OR TRANSFER.

Section 11.01 Consolidation and Mergers of Company and Sales Permitted Only on Certain Terms.

          (a) The Company shall not, directly or indirectly, consolidate with or merge with or into any other Person, or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person unless: (i) either: (A) the Company shall be the continuing or surviving Person in the consolidation or merger; or (B) the Person (if other than the Company) formed by the consolidation or into which the Company is merged or to which all or substantially all of such properties or assets are sold, assigned, transferred, conveyed or otherwise disposed (the Company or such other Person being referred to as the "Surviving Person") shall be a corporation organized and validly existing under the laws of the United States, any state thereof, or the District of Columbia, and expressly assumes, by a supplemental indenture, all the obligations of the Company under the Senior Subordinated Notes, the Indenture and this Supplemental Indenture; (ii) immediately after the transaction and the incurrence or anticipated incurrence of any indebtedness to be incurred in connection therewith, no Default or Event of Default exists; (iii) unless the Rating Condition is satisfied, the Company or the Person (if other than the Company) formed by the consolidation or into which the Company is merged or to which all or substantially all of such assets are sold, assigned, transferred, conveyed or otherwise disposed: (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction, and (B) shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test in
     Section 3.10(a) hereof; and (iv) an Officer's Certificate has been delivered to the Trustee to the effect that all of the conditions set forth above have been satisfied and an Opinion of Counsel (from a counsel who shall not be an employee of the Company) has been delivered to the Trustee to the effect that the condition set forth in clause (i) above has been satisfied.

          (b) The Surviving Person will succeed to and be substituted for the Company with the same effect as if it had been named in the Indenture and this Supplemental Indenture as a party thereto, and thereafter the predecessor Person will be relieved of all obligations and covenants under the Indenture, this Supplemental Indenture and the Senior Subordinated Notes.

          (c) The Company shall not, directly or indirectly, lease all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person."

                          ARTICLE IX. MISCELLANEOUS.

Section 9.1. Reference to and Effect on the Indenture.

          This Supplemental Indenture shall be construed as supplemental to the Indenture and all the terms and conditions of this Supplemental Indenture shall be deemed to be part of the terms and conditions of the Indenture. Except as set forth herein, the Indenture heretofore executed and delivered is hereby (i) incorporated by reference in this Supplemental Indenture and (ii) ratified, approved, and confirmed.

Section 9.2. Supplemental Indentures and Certain Actions.

          (a) In addition to the items set forth in Section 10.01 of the Indenture, without the consent of the Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures to the Indenture, in form satisfactory to the Trustee for the purpose of complying with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

          (b) In addition to the items set forth in Section 10.02(a) of the Indenture, no supplemental indenture will, without the consent of the Holder of each Outstanding Senior Subordinated Note affected thereby (i) alter the provisions with respect to redemption of the Senior Subordinated Notes, (ii) make any change in the provisions of the Indenture relating to the rights of Holders to receive payment of principal of, or interest or premium, if any, on the Senior Subordinated Notes, or (iii) waive a redemption payment with respect to any note. Notwithstanding the foregoing, the provisions of Sections 3.3 and 3.4 of this Supplemental Indenture may be altered, modified or waived as provided in Section 10.02(a) of the Indenture.

          (c) Notwithstanding anything to the contrary contained in the Indenture or this Supplemental Indenture, the provisions of Article VII of this Supplemental Indenture shall not be amended, supplemented, modified or waived in any manner that adversely affects the rights of the Holders of Senior Subordinated Notes without the consent of the Holders of at least 75% in aggregate principal amount of Senior Subordinated Notes then Outstanding.

Section 9.3. Waiver of Certain Covenants.

          Unless otherwise specified in this Supplemental Indenture or in the Indenture, the Company may omit in any particular instance to comply with any term, provision, or condition set forth in Article III hereof if the Holders of a majority in principal amount of the Outstanding Senior Subordinated Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision, or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision, or condition shall remain in full force and effect.

Section 9.4. No Personal Liability of Directors, Officers, Employees and
             Stockholders.

          No past, present or future director, officer, employee, incorporator, stockholder or agent of the Company, as such, shall have any liability for any obligations of the Company under the Senior Subordinated Notes, the Indenture, this Supplemental Indenture any other supplemental indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes.

Section 9.5. Duties of Trustee.

          In addition to the duties set forth in the Indenture, if an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

Section 9.6. Supplemental Indenture May be Executed In Counterparts.

          This Instrument may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 9.7. Effect of Headings.

          The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

          In Witness Whereof, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

[Seal]                                 Louisiana-Pacific Corporation


                                       By:
                                          ------------------------------
                                       Name:
                                       Title:

Attest:


------------------------------
Name:  Anton Kirchhof
Title:  Secretary


                                       Bank One Trust Company, N.A.,
                                       as Trustee


                                       By:
                                          ------------------------------
                                       Name:
                                            ----------------------------
                                       Title:
                                             ---------------------------

Attest:

------------------------------
Name:
     -------------------------
Title:
      ------------------------

State of Oregon          )
                         ) ss.:
County of Multnonah      )

          On this ___ day of _________, 2001, before me personally came ___________, to me known, who, being by me duly sworn, did depose and say that he/she is a ___________ of Louisiana-Pacific Corporation, one of the entities described in and which executed the above instrument; that he/she knows the seal of said entity; that the seal or a facsimile thereof affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said entity, and that he/she signed his/her name thereto by like authority.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       ------------------------------
                                       Notary Public

State of Oregon          )
                         ) ss.:
County of Multnonah      )

          On this ___ day of _________, 2001, before me personally came Anton C. Kirchhof, to me known, who, being by me duly sworn, did depose and say that he/she is a Secretary of Louisiana-Pacific Corporation, one of the entities described in and which executed the above instrument; that he/she knows the seal of said entity; that the seal or a facsimile thereof affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said entity, and that he/she signed his/her name thereto by like authority.

          In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       ------------------------------
                                       Notary Public

STATE OF                 )
                         ) ss.:
COUNTY OF                )

          On this day of _________, 2001, before me personally came ____________, to me known, who, being by me duly sworn, did depose and say that he/she is a _____________________ of Bank One Trust Company, N.A., one of the entities described in and which executed the above instrument; that he/she knows the seal of said entity; that the seal or a facsimile thereof affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said entity, and that he/she signed his/her name thereto by like authority.

          In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       ------------------------------
                                       Notary Public

STATE OF                 )
                         )  ss.:
COUNTY OF                )

          On this day of _________, 2001, before me personally came ____________, to me known, who, being by me duly sworn, did depose and say that he/she is a _____________________ of Bank One Trust Company, N.A., one of the entities described in and which executed the above instrument; that he/she knows the seal of said entity; that the seal or a facsimile thereof affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said entity, and that he/she signed his/her name thereto by like authority.

          In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                       ------------------------------
                                       Notary Public